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                                  EXHIBIT 23.5
                     Consent of Donnelly, Penman & Partners



         We hereby consent to the use of our opinion letter to the Board of Directors of The Farwell State Savings Bank, included as Appendix C to the Proxy Statement-Prospectus which forms a part of the Registration Statement dated as of the date hereof on Form S-4 relating to the proposed merger of The Farwell State Savings Bank with and into Farmers State Bank of Breckenridge and to the references to such opinion therein.

         In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term experts as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                /s/ Donnelly, Penman & Partners

                                                Donnelly, Penman & Partners

Grosse Pointe, Michigan
June 30, 2006